AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is subject to regulatory approval including a temporary cease trade order variation order by the BC Securities Commission and is dated for reference March 31, 2011.

AMONG

AMS-INT ASIA LIMITED, a company incorporated under the laws of Hong Kong and having an address at Unit 04,7/F, Bright Way Tower, No. 33 Mong Kok Road, Kowloon, Hong Kong

(the “Target”)

AND:

MATT LI, a businessman with a business address 7-11771, Horseshoe Way, Richmond, BC, V7A 4V4

(“Li”)

AND:

BEIJING YIYUEQIJI SCIENCE AND TECHNOLOGY DEVELOPMENT LTD INC., a company incorporated under the laws of the People’s Republic of China and having an address at 1607-LanBao Bldg, Xi Da Wang Lu, Chaoyang District, Beijing, China

(“1Crosstech”)

AND:

KUNEKT CORPORATION, a corporation governed by the laws of the State of Nevada and having an office at Unit 1, 12/F International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong

(the “Purchaser”)

WHEREAS:

A.

The Target, Li, 1Crosstech, and the Purchaser (the “Parties”) entered into a share exchange agreement (the “Share Exchange Agreement”) dated January 20, 2011, whereby the Purchaser agreed to acquire (the “Acquisition”) all of the shares held by Li in the capital of the Target in exchange for the issuance of a total of 70,600,000 common shares in the capital stock of the Purchaser (the “Purchaser Shares”);

B.	In connection with the Acquisition, Mark Bruk (“Bruk”) agreed to surrender for cancellation to treasury of the Purchaser 30,000,000 Purchaser Shares;

C.

The Purchaser has created a new class of preference shares (the “Preference Shares”), which, subject to the Purchaser having sufficient authorized capital of the Purchaser Shares, Preference Shares are convertible into the Purchaser Shares at a conversion ratio of 100 Purchaser Shares for every Preference Share; and

D.

The Parties have agreed to amend certain provisions of the Share Exchange Agreement such that the payment of the Purchaser Shares to Li will be a combination of Purchaser Shares and Preference Shares and the cancellation of Bruk’s Purchaser Shares will be based on the revenue of the Target.

NOW THEREFORE, in consideration of the mutual covenants contained herein and the Share Exchange Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The Parties hereby agree that the Share Exchange Agreement, as amended herein, is in full force and effect.

2.	The Parties hereby agree to amend the Share Exchange Agreement as follows:

	(a)	Section 1.1(m) is hereby deleted in its entirety and replaced with the following:

““Closing Date” means March 31, 2011, or such other date as may be mutually agreed to by the parties in writing;”

	(b)	Section 1.1(n) is hereby deleted in its entirety and replaced with the following:

““Consideration Shares” means the Preference Shares and Purchaser Shares issued pursuant to this Agreement;”

	(c)	The following definitions are hereby added to Section 1.1:

““Preference Shares” means the Class A preference shares of the Purchaser, which carry 100 votes at any meeting of the shareholders of the Company and, subject to the Purchaser having authorized capital of Purchaser Shares equal to or greater than 200,000,000, Preference Shares are convertible into Purchaser Shares at a conversion ratio of 100 Purchaser Shares for every one Preference Share;”

	(d)	Sections 2.1, 2.2 and 2.3 are hereby deleted in their entirety and replaced with the following:

“2.1

Subject to the terms and conditions of this Agreement and the Share Vesting and Repurchase Option Agreement, attached hereto as Schedule C (the “Share Vesting Agreement”), the Purchaser agrees to purchase the Shares from the Shareholders and each of the Shareholders irrevocably agrees to sell, assign and transfer their respective Shares to the Purchaser, free and clear of all Encumbrances, on the terms and conditions herein set forth, in consideration for the issuance by the Purchaser to the Shareholders of 27,600,000 Purchaser Shares and 695,520 Preference Shares on or prior to Closing.

2.2	On or prior to Closing, the Shareholder shall deliver to the Purchaser an executed copy of the Share Vesting Agreement.”

(e)	Section 10.7 is hereby deleted in its entirety and replaced with the following:

“At or prior to Closing, Bruk will surrender for cancellation to the treasury of the Purchaser 30,000,000 Purchaser Shares and the Purchaser will issue 150,000 Preference Shares to Bruk.”

(f)	Schedule “A” attached hereto is hereby added as “Schedule C” to the Agreement.

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IN WITNESS WHEREOF the Parties hereto have executed this Amendment Agreement as of the date first written above.

AMS-INT ASIA LIMITED Per: "signed" Authorized Signatory	THIS AGREEMENT IS SUBJECT TO REGULATORY APPROVAL INCLUDING A TEMPORARY CEASE TRADE ORDER VARIATION ORDER BY THE BC SECURITIES COMMISSION.
BEIJING YIYUEQIJI SCIENCE AND TECHNOLOGY DEVELOPMENT LTD INC. Per: "signed" Authorized Signatory
KUNEKT CORPORATION Per: "signed" Authorized Signatory	THIS AGREEMENT IS SUBJECT TO REGULATORY APPROVAL INCLUDING A TEMPORARY CEASE TRADE ORDER VARIATION ORDER BY THE BC SECURITIES COMMISSION.
/s/MATT LI MATT LI	THIS AGREEMENT IS SUBJECT TO REGULATORY APPROVAL INCLUDING A TEMPORARY CEASE TRADE ORDER VARIATION ORDER BY THE BC SECURITIES COMMISSION.